Exhibit 10.31

FIRST AMENDMENT TO CREDIT AND SECURITY

AGREEMENT

This Amendment (this “Amendment”), dated as of August 13, 2003, is made by and between CORSAIR MEMORY, INC., a California corporation (the “Borrower”), and WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the “Lender”).

Recitals

The Borrower and the Lender are parties to a Credit and Security Agreement, dated as of June 10, 2003 (the “Credit Agreement”). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

The Borrower has requested that the Lender, among other things, provide a letter of credit facility, increase the amount available under the Equipment Loan Commitment and increase the amount available to Borrower under a foreign account facility, and Lender is willing to do so in accordance with the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1. Defined Terms. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

2. Amendments to Section 1.1.

(a) The definition of “Borrowing Base” set forth in Section 1.1 of the Credit Agreement is hereby amended in its entirety as follows:

“Borrowing Base’ means at any time the lesser of:

(a) the Maximum Line; or

(b) the sum of following:

(i) 85% of Eligible Accounts less the amount, if any, of the Dilution Reserve, plus

(ii) the lesser of (A) 85% of Eligible Foreign Accounts, or (B) the Eligible Foreign Accounts Sublimit, plus

(iii) the lesser of (A) 85% of Eligible FREP Accounts, or (B) $500,000, plus

(iv) the lesser of (A) 35% of Eligible Inventory, or (B) $750,000.

Provided, however, the Lender may reduce the advance rates or create additional reserves in its sole and absolute discretion, without declaring an Event of Default if it reasonably determines that there has occurred a Material Adverse Effect.”

(b) Subsection (xiv) of the definition of “Eligible Accounts” is hereby amended in its entirety as follows:

“(xiv) Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States or any state thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof;”

(c) The definition of “Eligible Foreign Accounts” is hereby added as follows:

“Eligible Foreign Account’ means an Account that would be an Eligible Account, except that the Account debtor either (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States or any state thereof, but (x) the Account is supported by an irrevocable letter of credit satisfactory to the Lender (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Lender and is directly drawable by the Lender, or (y) the Account is covered by credit insurance purchased by the Borrower in form, substance, and amount, and by an insurer, satisfactory to the Lender.”

(d) The definition of “Eligible Foreign Accounts Sublimit” is hereby added as follows:

“Eligible Foreign Accounts Sublimit’ means $1,275,000 so long as Borrower maintains a foreign credit insurance policy in an amount no less than $1,500,000 and otherwise in form and substance acceptable to Lender, provided, however, that upon (i) Lender’s receipt and satisfactory review of a foreign credit insurance policy in the amount of at least $2,000,000 purchased by the Borrower and otherwise in form and substance acceptable to Lender, and (ii) Lender’s receipt of a fully earned non-refundable fee in the amount of $4,000, then “Eligible Foreign Accounts Sublimit” shall mean $1,700,000.”

(e) The definition of “Equipment Loan Commitment” set forth in Section 1.1 of the Credit Agreement is hereby amended in its entirety as follows:

“Equipment Loan Commitment’ means $300,000.”

3. Amendment to Section 2.1. Section 2.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Section 2.1 Revolving Advances. The Lender agrees, on the terms and subject to the conditions herein set forth, to make advances to the Borrower from time to time from the date all of the conditions set forth in Section 4.1 are satisfied (the “Funding Date”) to the Termination Date (the “Revolving Advances”). The Lender shall have no obligation to make a Revolving Advance to the extent the amount of the requested Revolving Advance exceeds Availability. In addition, the Lender shall have no obligation to make a Revolving Advance with respect to Eligible Foreign Accounts and/or Eligible FREP Accounts to extent the current outstanding aggregate balance under Eligible Foreign Accounts and Eligible FREP Accounts exceeds thirty-five percent (35%) of the outstanding balance of all Revolving Advances. The Borrower’s obligation to pay the Revolving Advances shall be evidenced by the Revolving Note and shall be secured by the Collateral. Within the limits set forth in this Section 2.1, the Borrower may borrow, prepay pursuant to Section 2.16 and reborrow.”

4. Letter of Credit Facility.

(a) The footnote set forth in Section 2.5 of the Credit Agreement is hereby deleted in its entirety.

(b) Amendment to Section 2.5. Section 2.5(a)(i) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(i) $200,000 less the L/C Amount, or”

5. Amendment to Section 2.9A(a). Section 2.9A(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(a) Subject to the terms and conditions hereof, from the Closing Date up to but not including the Maturity Date, the Lender agrees to make term loans (each, an “Equipment Advance” and collectively the “Equipment Advances”) to or for the benefit of Borrower, in minimum amounts of $50,000 up to an aggregate amount not to exceed the Equipment Loan Commitment. The Borrower’s obligation to pay the Equipment Advances shall be evidenced by the Equipment Note and shall be secured by the Collateral as provided in Article III. Equipment Advances may not be re-borrowed after repayment is made by the Borrower. Each Equipment Advance shall be advanced directly to the applicable vendor or Borrower, as Borrower may request. The foregoing to the contrary notwithstanding, (i) each Equipment Advance shall be in an amount, as determined by the Lender, not to exceed 80% of Borrower’s invoice cost (net of shipping, taxes, freight, installation, and other so-called “soft costs”) of new or used Equipment that is to be purchased by Borrower with the proceeds of such Advance, or new or used Equipment that has been purchased by Borrower within 30 days prior to the date of such Advance, (ii) the Equipment that is to be acquired or that has been purchased by Borrower must be acceptable to the Lender in all respects, not be a fixture, and not be intended to be affixed to real property or to become installed in or affixed to other goods, (iii) the Lender shall have no obligation to make any Equipment Advance hereunder to the extent that the making thereof would cause the then outstanding amount of all Equipment Advances to exceed the Equipment Loan Commitment, (iv) prior to each such Equipment Advance, Lender shall have received an invoice for the Equipment to be purchased in form and substance satisfactory to Lender, together with evidence satisfactory to Lender that the delivery of such Equipment has been made, (v) Lender may review the value of any Equipment purchased with any Equipment Advance, with the results of such review to be satisfactory to Lender in its sole discretion and (vi) the aggregate amount of all Equipment Advances outstanding at any time (including giving effect to any requested Equipment Advance) shall not exceed the lesser of cost or fair market value, of all of the Equipment acquired or financed with the proceeds of such Equipment Advances.”

6. Amendment to Section 2.13(d). Section 2.13(d) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(d) Letter of Credit Fees. The Borrower shall pay to the Lender a fee with respect to each Letter of Credit, if any, accruing on a daily basis and computed at the annual rate of one and two percent (2.0%), of the aggregate amount that may then be drawn under it assuming compliance with all conditions for drawing (the “Aggregate Face Amount”), from and including the date of issuance of such Letter of Credit until such date as such Letter of Credit shall terminate by its terms or be returned to the Lender, due and payable monthly in arrears on the first day of each month and on the Termination Date; provided, however that during Default Periods, in the Lender’s sole discretion and without waiving any of its other rights and remedies, such fee shall increase to five percent (5%) of the Aggregate Face Amount. The foregoing fee shall be in addition to any and all fees, commissions and charges of the Issuer with respect to or in connection with such Letter of Credit.”

7. Amendment to Section 2.17. Section 2.17 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Section 2.17 Mandatory Prepayment. Without notice or demand, if (i) the sum of the outstanding principal balance of the Revolving Advances plus the L/C Amount shall at any time exceed the Borrowing Base, or (ii) the sum of the aggregate outstanding principal balance of the Revolving Advances with respect Eligible Foreign Accounts and Eligible FREP Accounts exceeds thirty-five percent (35%) of the outstanding balance of all Revolving Advances, Borrower shall (i) first, immediately prepay the Revolving Advances (or Revolving Advances with respect to Eligible Foreign Accounts and/or Eligible FREP Accounts, as applicable) to the extent necessary to eliminate such excess; and (ii) if prepayment in full of the Revolving Advances (or Revolving Advances with respect to Eligible Foreign Accounts and/or Eligible FREP Accounts, as applicable) is insufficient to eliminate such excess, pay to the Lender in immediately available funds for deposit in the Special Account an amount equal to the remaining excess. Any payment received by the Lender under this Section

2.17 or under Section 2.16 may be applied to the Obligations, in such order and in such amounts as the Lender, in its discretion, may from time to time determine.”

8. Amendment to Section 5.18. Section 5.18 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Section 5.18 Eligible Accounts. The Eligible Accounts, the Eligible Foreign Accounts and the Eligible FREP Accounts are bona fide existing payment obligations of Account Debtors created by the sale and delivery of Inventory or the rendition of services to such Account Debtors in the ordinary course of the Borrower’s business, owed to the Borrower without defenses, disputes, offsets, counterclaims, or rights of return or cancellation. As to each Eligible Account, such Account is not:

(i) owed by an employee, Affiliate, or agent of Borrower,

(ii) on account of a transaction wherein goods were placed on consignment or were sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or on any other terms by reason of which the payment by the Account Debtor may be conditional;

(iii) payable in a currency other than Dollars,

(iv) owed by an Account Debtor that has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to its obligation to pay the Account,

(v) owed by an Account Debtor that is subject to any Insolvency Proceeding or is not Solvent or as to which Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,

(vi) on account of a transaction as to which the goods giving rise to such Account have not been shipped and billed to the Account Debtor or the services giving rise to such Account have not been performed and accepted by the Account Debtor,

(vii) a right to receive progress payments or other advance billings that are due prior to the completion of performance by Borrower of the subject contract for goods or services, and

(viii) an Account that has not been billed to the customer.”

9. Amendment to Section 6.1(c). Subsection (c) of the table set forth in Section 6.1(c) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(c) a detailed calculation of the Borrowing Base (including detail regarding those Accounts that are not Eligible Accounts, Eligible Foreign

Accounts or Eligible FREP Accounts, and Inventory that is not Eligible Inventory),”

10. Replacement of Exhibit E. Exhibit E to the Credit Agreement is hereby replaced with the Exhibit E attached hereto and incorporated hereby.

11. No Other Changes. All of the terms and conditions of the Credit Agreement and the Loan Documents as amended by this Amendment shall remain in full force and effect.

12. Amendment Fee. The Borrower shall pay the Lender as of the date hereof a fully earned, non-refundable fee (the “Amendment Fee”) in the amount of $3,500 in consideration of the Lender’s execution and delivery of this Amendment.

13. Conditions Precedent. This Amendment shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

(a) A Replacement Equipment Note in the form attached hereto as Exhibit E.

(b) The Acknowledgment and Agreement of the Subordinated Creditor set forth at the end of this Amendment, duly executed by each Subordinated Creditor.

(c) The Acknowledgement and Agreement of Guarantor set forth at the end of this Amendment, duly executed by Guarantor.

(d) The Amendment Fee.

(e) Such other matters as the Lender may require.

14. Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:

(a) The Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

(b) The execution, delivery and performance by the Borrower of this Amendment has been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

(c) All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

15. References. All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

16. No Waiver. The execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment other than the Subject Events of Default.

17. Release. The Borrower, the Guarantor and the Subordinated Creditor by signing the Acknowledgment and Agreement of Guarantor and the Acknowledgment and Agreement of Subordinated Creditor set forth below each hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower, the Guarantor or the Subordinated Creditor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

18. Costs and Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses and the Waiver Fee.

19. Miscellaneous. This Amendment, the Acknowledgement and Agreement of Guarantor, and the Acknowledgment and Agreement of Subordinated Creditor may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

[Remainder of page intentionally left blank; signature(s) to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

WELLS FARGO BUSINESS CREDIT, INC.

By	/s/ Bill A. Moore
Name:	Bill A. Moore
Title:	Vice President

CORSAIR MEMORY, INC.,
a California corporation

By	/s/ Andrew J. Paul
Name:	Andrew J. Paul
Title:	President and Chief Executive Officer

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTOR

The undersigned, a guarantor of the indebtedness of Corsair Memory, Inc. (the “Borrower”) to Wells Fargo Business Credit, Inc. (the “Lender”) pursuant to a Continuing Guaranty, dated as of June 10, 2003 (the “Guaranty”), hereby (i) acknowledges receipt of the foregoing First Amendment to Credit and Security Agreement, dated August 13, 2003 (the “Amendment”); (ii) consents to the terms (including without limitation the release set forth in paragraph 1 of the Amendment) and execution thereof; (iii) reaffirms his obligations to the Lender pursuant to the terms of his Guaranty; and (iv) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under his Guaranty for all of the Borrower’s present and future indebtedness to the Lender.

Dated as of August 13, 2003

/s/ Andrew J. Paul
Andrew J. Paul, an individual

ACKNOWLEDGMENT AND AGREEMENT OF SUBORDINATED CREDITOR

The undersigned, each a subordinated creditor of Corsair Memory, Inc. (the “Borrower”) to Wells Fargo Business Credit, Inc. (the “Lender”) pursuant to a Subordination Agreement, dated as of June 10, 2003 (each, a “Subordination Agreement”), hereby (i) acknowledges receipt of the foregoing First Amendment to Credit and Security Agreement, dated August 13, 2003 (the “Amendment”); (ii) consents to the terms and execution thereof; (iii) reaffirms his obligations to the Lender pursuant to the terms of his Subordination Agreement; and (iv) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Loan Documents and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the obligations of the undersigned under his Subordination Agreement.

/s/ Andrew J. Paul
Dated as of August 13, 2003	Andrew J. Paul, an individual

/s/ John S. Beekley
John S. Beekley, an individual

/s/ Don Lieberman
Don Lieberman, an individual

Exhibit E to Credit and Security Agreement

REPLACEMENT EQUIPMENT NOTE

$300,000	August 13, 2003

For value received, the undersigned, CORSAIR MEMORY, INC., a California corporation (the “Borrower”), hereby promises to pay on the Termination Date under the Credit Agreement (defined below), to the order of Wells Fargo Business Credit, Inc., a Minnesota corporation (the “Lender”), at its main office in Minneapolis, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Three Hundred Thousand and No/100 Dollars ($300,000) or, if less, the aggregate unpaid principal amount of all Equipment Advances made by the Lender to the Borrower under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Credit and Security Agreement of even date herewith (as the same may hereafter be amended, supplemented or restated from time to time, the “Credit Agreement”) by and between the Lender and the Borrower. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is the Equipment Note referred to in the Credit Agreement. This Note shall replace in its entirety that certain Equipment Note, dated June 10, 2003 in the original principal amount of $150,000, made by Borrower to the order of Lender.

This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

The Borrower hereby agrees to pay all costs of collection, including attorneys’ fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

CORSAIR MEMORY, INC.

By
Its President